Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
HeartWare Limited
Level 57, MLC Centre, 19-29 Martin Place
Sydney NSW 2000
Australia
Ladies & Gentlemen:
The undersigned (the “Investor”), hereby confirms its agreement with you as follows:
1. This Securities Purchase Agreement is made as of May 21, 2008 between HeartWare Limited, a company organized under the laws of the Commonwealth of Australia (the “Company”), and the Investor.
2. The Company will seek shareholder authorization for the sale and issuance of up to 72,500,000 ordinary shares in the capital of the Company (the “Shares”) to certain investors in a private placement (the “Offering”).
3. The Company and the Investor agree that, subject to the shareholder approval and the other conditions referred to in the Confidential U.S. Private Placement Memorandum, the Investor will purchase from the Company and the Company will issue and sell to the Investor  _____  Shares for a purchase price of AUD $0.50 per Share, or an aggregate purchase price of AUD $  _____  , pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by reference as if fully set forth herein (the “Terms and Conditions”). This Securities Purchase Agreement, together with the Terms and Conditions, may hereinafter be referred to as the “Agreement.” Shares purchased outside the United States will be made pursuant to a form of Australian Subscription Agreement in accordance with the requirements of Australian corporate and securities laws. Unless otherwise requested by the Investor, the Shares purchased by the Investor will be registered in the Investor’s name and address as set forth below.
Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

AGREED AND ACCEPTED:
HeartWare Limited	Investor:

By:	By:

Name:		Name:
Title:		Title:

Address:

Tax ID No.:

Contact name:

Telephone:

Name in which shares should be registered (if different):

ANNEX I
TERMS AND CONDITIONS FOR PURCHASE OF SHARES
1. Authorization and Sale of the Shares. Subject to these Terms and Conditions, the Company will seek shareholder authorization for the issue of up to 72,500,000 Shares.
2. Agreement to Sell and Purchase the Shares; Subscription Date.
2.1 At the Closing (as defined in Section 4), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares as set forth in Section 3 of the Securities Purchase Agreement to which these Terms and Conditions are attached at the purchase price set forth thereon.
2.2 The Company may enter into (i) the same form of Securities Purchase Agreement, including these Terms and Conditions, with certain other investors in the United States, and (ii) a form of subscription agreement in accordance with the requirements of Australian corporate and securities laws, with certain other investors outside the United States (collectively, the “Other Investors”) and expects to complete sales of Shares to them at the same time as the sale of Shares to US Investors. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and the Securities Purchase Agreement to which these Terms and Conditions are attached (the “Agreement”) (including attached Terms and Conditions) and the Australian form of subscription agreement, as applicable, executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.” The Company may accept executed Agreements from Investors for the purchase of Shares commencing upon the date on which the Company provides the Investors with the proposed purchase price per Share and concluding upon the date (the “Subscription Date”) on which the Company is no longer accepting additional Agreements from Investors for the purchase of Shares. The Company may not enter into any Agreements after the Subscription Date.
2.3 The obligations of each Investor under any Agreement are several and not joint with the obligations of any Other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Agreement. Nothing contained herein, and no action taken by any Investor hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby, provided that such obligations or the transactions contemplated hereby may be modified, amended or waived in accordance with Section 9 below. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement (provided, that such rights may be modified, amended or waived in accordance with Section 9 below), and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding for such purpose.
3. Holding of subscription monies
3.1 The business day after the Subscription Date, the Company shall transfer the subscription monies into the escrow account established and operated in accordance with this clause 3 and the attached Escrow Agreement.
3.2 In the event that (a) the Conditions are satisfied on or before August 31, 2008, the Company shall direct the Escrow Agent to release the subscription monies to the Company promptly upon becoming aware that the Conditions have been satisfied; or (b) stockholder approval is not obtained at the General Meeting to be held on or around July 11, 2008 (or at any deferral of that meeting) or the Conditions are not satisfied on or before August 31, 2008, the Company shall direct the Escrow Agent to release the subscription monies to the Company for refund to Investors on the earlier of the business day after (i) the General Meeting (if the resolution approving the offering was not passed); or (ii) the Company becomes aware that the Conditions are not capable of being satisfied; or (iii) August 31, 2008.
3.3 Upon receipt of the subscription monies from the Escrow Agent in accordance with section 3.2(b), the Company shall promptly refund the subscription monies to the Investors.
3.4 Any interest which accrues on the Subscription Amounts while in the Escrow Account shall follow the principal amount and shall be paid to the Company or refunded to Investors (as the case may be) at the same time as payment of the corresponding principal.

4. Delivery of the Shares at Closing. It is expected that the completion of the purchase and sale of the Shares (the “Closing”) shall occur electronically on or about July 11, 2008 (the “Closing Date”). At the Closing, the Company shall deliver to the Investor the number of Shares, in each case as is set forth in Section 3 of the Securities Purchase Agreement.
The Company shall not proceed with the sale of Shares hereunder unless it (a) has received the approval of the requisite number of Company shareholders for the offer and sale of the Shares under ASX Listing Rule 7.1; and (b) all other requirements of the ASX Listing Rules have been satisfied in relation to the offering. The Company’s obligation to issue the Shares to the Investor shall be subject to the following additional conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of a certified or official bank check or wire transfer of funds in the full amount of the purchase price for the Shares being purchased hereunder as set forth in Section 3 of the Securities Purchase Agreement; (b) completion of the purchases and sales under the Agreements with the Other Investors; and (c) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.
The Investor’s obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) in all material respects and the fulfillment in all material respects of those undertakings of the Company in this Agreement to be fulfilled on or prior to the Closing Date and (b) the Investor shall have received such documents as such Investor shall reasonably have requested in connection with the Offering.
5. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor, as follows:
5.1 Organization. The Company is a limited company duly organized and validly existing in good standing under the laws of Australia, and has the requisite power to own or lease its properties and to conduct its business as presently conducted. The Company is duly registered or qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such registration or qualification and where the failure to be so registered or so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business or business prospects, properties or operations of the Company taken as a whole (a “Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority, registration or qualification.
5.2 Due Authorization and Valid Issuance. The Company has all requisite power and authority to execute, deliver and, subject to the approval referred to at clause 5.4 below, perform its obligations under each Agreement, and each Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by applicable securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shares being purchased by the Investor hereunder will, upon issuance and payment there for pursuant to the terms hereof and subject to the approval referred to at clause 5.4 below, be duly authorized, validly issued, fully-paid and non-assessable.
5.3 Non-Contravention. The execution and delivery of each Agreement, the issuance and sale of the Shares under each Agreement, the fulfillment of the terms of each Agreement and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the charter, articles of association, by-laws, constitution or other organizational documents of the Company, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, or its properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults that are not reasonably likely to have a Material Adverse Effect, or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the material property or assets of the Company is subject, except for such liens, encumbrances, claims, security interests or restrictions upon any of the properties or assets of the Company or accelerations of indebtedness that are not reasonably likely to have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body or any other person is required for the execution and delivery of the Agreements, and the valid issuance and sale of the Shares to be sold pursuant to the Agreements, other than the stockholder approval referred to in section 4 or such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under applicable securities laws.

5.4 Capitalization. As of the date hereof, the capital of the Company is as set out in the “Summary of Terms and Conditions”. All of the Company’s shares have been duly and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The Shares to be sold pursuant to the Agreements, when they are issued and paid for in accordance with the terms of the Agreements, will be duly and validly issued, fully paid and non-assessable. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal or other similar right exists with respect to the Shares or the issuance and sale thereof. Except as stated above, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. The issuance and sale of the Shares will not result in a right of any current holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. Except for options issued to officers, directors and employees of the Company under its employee benefit plans or as otherwise set forth in the ASX Documents (as defined in Section 5.5 hereof, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Subject to the filing of the notification with the ASX, the issuance and sale of the Shares under the Agreements do not contravene the rules and regulations of the ASX, and, in furtherance of the foregoing sentence, other than the approval of the stockholders which will be sought at or around July 11, 2008, no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Investor the maximum number of Shares contemplated by this Agreement.
5.5 Reporting Status. The Company has made or lodged all required disclosures with the Australian Securities and Investments Commission (the “ASIC”) and the Australian Securities Exchange Limited (“ASX”) (the “ASX Documents”). All of the Company’s continuous disclosures, periodic disclosures, and particular disclosures complied in all material respects with the ASX’s requirements as of their respective dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.
The Company has filed all forms, documents and reports required to be filed prior to the date hereof by it with the Securities and Exchange Commission (the “Company SEC Documents”). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934 and the Securities Act of 1933, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
5.6 Legal Proceedings; Disagreements with Advisors. There is no material legal or governmental investigations, actions, suits or proceeding pending or, to the knowledge of the Company, threatened to which the Company is or may be a party or of which the business or property of the Company is subject that is not disclosed in the ASX Documents. There are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the accountants formerly or presently employed by the Company.
5.7 No Violations. The Company is not (i) in violation of its charter, bylaws, or other organizational document; (ii) in violation of any applicable law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; or (iii) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect.
5.8 Governmental Permits, Etc. The Company has all necessary franchises, licenses, certificates and other authorizations from any applicable government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in the ASX Documents except where the failure to currently possess would not have a Material Adverse Effect.

5.9 Intellectual Property. Except as specifically disclosed in the ASX Documents (i) the Company owns or possesses sufficient rights to use all patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (including trade secrets and other unpatented and/or unpatentable property or confidential information, systems, processes or procedures) (collectively, “Intellectual Property”) described or referred to in the ASX Documents as owned or possessed by them or that are necessary for the conduct of its business as now conducted as described in the ASX Documents except where the failure to currently own or possess would not have a Material Adverse Effect, (ii) to its knowledge, the Company is not infringing, and have not received any notice of any asserted infringement by the Company of any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect and (iii) the Company has not received any notice of, and has no knowledge of, infringement by a third party with respect to any Intellectual Property rights of the Company, individually or in the aggregate, would have a Material Adverse Effect.
5.10 Financial Statements; Obligations to Related Parties. (a) The financial statements of the Company and the related notes contained in the ASX Documents present fairly, in accordance with Australian International Financial Reporting Standards, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that are not expected to be material in amount. Such financial statements (including the related notes) have been prepared in accordance with Australian International Financial Reporting Standards applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements and except as disclosed in the ASX Documents. The other financial information contained in the ASX Documents has been prepared on a basis consistent with the financial statements of the Company. As of their respective dates, the financial statements of the Company included in the ASX Documents complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the ASX and/or ASIC with respect thereto.
(b) Except as set forth in any ASX Documents, there are no obligations of the Company to officers, directors, stockholders or employees of the Company or its subsidiaries other than (i) for payment of salary for services rendered and for bonus payments; (ii) reimbursements for reasonable expenses incurred on behalf of the Company; (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and (iv) obligations listed in the Company’s financial statements.
5.11 No Material Adverse Change. Except as disclosed in the ASX Documents, since December 31, 2007, there has not been (i) any material adverse change in the financial condition or earnings of the Company, (ii) any material adverse event affecting the Company, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (v) any loss or damage (whether or not insured) to the physical property of the Company which has been sustained which has a Material Adverse Effect.
5.12 Disclosure. The representations and warranties of the Company contained in this Section 4 as of the date hereof and as of the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except with respect to the material terms and conditions of the transaction contemplated by the Agreements and the anticipated use of the proceeds therefrom, which shall be publicly disclosed by the Company pursuant to the ASX rules and regulations, the Company confirms that neither it nor any person acting on its behalf has provided the Investors with any information that the Company believes constitutes material, non-public information. Subject to section 6.6 below, the Company understands and confirms that the Investors will rely on the foregoing representations in effecting transactions in the securities of the Company.
5.13 Listing; Resale of Shares in Australia. The Company shall use reasonable commercial efforts to comply with all requirements of the ASX with respect to the issuance of the Shares and the listing of the Shares on the ASX. The Shares issued hereunder will be readily and immediately saleable on the ASX to non-US persons, by the Investor pursuant to the terms and conditions of Regulation S under the Securities Act without the need to be held for any period or length of time prior to said sale. There is nothing in the laws of the Commonwealth of Australia that will prevent the Investors from selling the Shares in the Commonwealth of Australia on the ASX immediately following listing of the Shares thereon.

5.14 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of its stock to facilitate the sale or resale of the Shares.
5.15 Company not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940 of the United States, as amended (the “Investment Company Act”). The Company is not, and immediately after receipt of payment for the Shares will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
5.16 Contracts. The contracts described in the ASX Documents that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default, or received a notice of termination under any of such contracts which would have a Material Adverse Effect.
5.17 Taxes. The Company and its subsidiaries have filed (or has obtained an extension of time within which to file) all necessary tax returns and have paid all taxes shown as due on such tax returns, except where the failure to so file or the failure to so pay would not have a Material Adverse Effect. The Company and its subsidiaries are not aware of any tax deficiency that has been or might be asserted or threatened against them that would have a Material Adverse Effect.
5.18 Private Offering. Assuming the correctness of the representations and warranties of the Investor set forth in Section 6 hereof and assuming that the Company has not offered or sold any of the Shares by any form of general solicitation or advertising in the United States, the offer and sale of the Shares hereunder is exempt from registration under the Securities Act. The Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with this Offering and sale of the Shares other than the documents of which this Agreement is a part the Australian Subscription Agreements and the ASX Documents. The Company has not in the past nor will it hereafter take any action independent of the Company’s Australian placement agent to sell, offer for sale or solicit offers to buy any securities of the Company that would bring the offer, issuance or sale of the Shares as contemplated by this Agreement within the registration provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions from registration available under the Securities Act. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising in the United States. The Company has offered the Shares on a private placement basis in the United States for sale only to the Investors and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.
5.20 Transactions With Affiliates. There are no business relationships or related-party transactions involving the Company or any other person required to be described in the ASX Documents that have not been described as required.
5.21 ASX Compliance. The issue of the Shares will not violate the Listing Rules of the ASX. The Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Company’s ordinary shares from the ASX, nor has the Company received any notification that the ASX is contemplating terminating such listing.
5.22 Rule 144A Information. Until a Trading Market exists with respect to the Shares, the Company shall furnish to holders of the Shares, and to prospective purchasers of the Shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. A “Trading Market” shall be deemed to exist at such time as the Shares are (i) registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) listed on the New York Stock Exchange or traded on the NASDAQ Marketplace or to any other approved exchange.
5.23 Company Acknowledgement of Investor Representation. The Company acknowledges and agrees that the Investor does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Sections 6 and 16(a) of this Agreement, or in the Investor Questionnaire.

6. Representations, Warranties and Covenants of the Investor.
6.1 The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor is acquiring the Shares set forth in Section 3 of this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares; (iii) the Investor is not acquiring the Shares for the purpose of selling or transferring the Shares or granting, issuing or transferring interests in, or options over the Shares within 12 months of their date of issue; (iv) the Investor has not entered into any arrangement or understanding with any other persons regarding the distribution of such Shares; (v) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable securities laws and the respective rules and regulations promulgated thereunder; (vi) the Investor shall furnish to the Company such information regarding such Investor and the distribution proposed by such Investor as the Company may reasonably request in writing and as shall be reasonably required in connection with any U.S. Registration; and (vii) the Investor has, in connection with its decision to purchase the number of Shares set forth in Section 3 of this Agreement relied only upon the ASX Documents and the representations and warranties of the Company contained herein. The Investor understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any applicable securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein. Subject to compliance with the Securities Act, applicable securities laws and the respective rules and regulations promulgated thereunder, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time and the confirmation in (iii) above is understood to be a statement by the Investor of present intention and not an undertaking not to sell, particularly where the Investor’s investment objectives or market conditions change . The Investor has completed or caused to be completed and delivered to the Company the Investor Questionnaire, which questionnaire is true, correct and complete in all material respects.
6.2 The Investor shall not offer, sell, contract to sell or otherwise dispose of or deliver any of the Shares unless: (i) the Shares are sold on the ASX in compliance with Regulation S of the Securities Act; or (ii) the Shares are sold in a transaction that does not require registration under the Securities Act or any applicable laws and regulations of the states of the United States governing the offer and sale of securities and, (iii) prior to and as a condition to the execution of the offer, sale or delivery described in subclauses (i) and (ii) above, such Investor has furnished to the Company an opinion of counsel satisfactory to the Company to such effect, unless the Company waives receipt of such opinion.
6.3 The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.
6.4 The Investor has not engaged in any short sales or similar transactions with respect to the Company’s capital stock, nor has the Investor, directly or indirectly, caused any person to engage in any short sales or similar transactions with respect to the Company’s capital stock. Without limiting the foregoing, Investor will not use any of the Shares acquired pursuant to the Agreements to cover any short position in the capital stock of the Company if doing so would be in violation of applicable securities laws and Investor will otherwise comply with federal securities laws of the United States in the holding and resale of the Shares.
6.5 The Investor understands that nothing in the ASX Documents, the Agreements, or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.
6.6 The Investor acknowledges that, if it has material non-public information regarding the Company, insider trading restrictions may apply to it. The Investor agrees not to, and not to cause any other person to, acquire (as that term is defined in the Australian Corporations Act 2001 (Cth)) any of the Company’s securities after it has had access to material non-public information if doing so would be a breach of insider trading restrictions.
7. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor, provided that the representations and warranties contained herein shall expire on the one-year anniversary of the Closing Date.

8. Registration of the Shares in the United States; Compliance with the Securities Act.
8.1 Registration Eligibility. In the event the Company or its successor entity shall determine to (i) register directly in the United States its ordinary shares, or in the case of a successor entity, the class of its securities equivalent to the ordinary shares of the Company prior to the succession; (ii) effect the listing of American Depositary Receipts in the United States representing the Company’s ordinary shares, or in the case of a successor entity, the class of its securities equivalent to the ordinary shares of the Company prior to the succession; or (iii) otherwise engage in an initial public offering of its securities in the United States, the Company shall:
(a) promptly give written notice of the proposed registration to the Investor;
(b) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Shares (the “Registrable Securities”) as are specified in a written request or requests made by any Investor received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of the Investor’s Registrable Securities. In the event the U.S. registration involves an underwritten offering, the Company shall so advise the Investor. In such event, the right of any Investor to registration pursuant to this section shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such Investor’s Registrable Securities in the underwriting to the extent provided herein. All Investors proposing to distribute their Registrable Securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company. If the underwriters advise the Company in writing that the success of the offering requires a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit or eliminate the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Investor requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Investor, assuming conversion and (iii) third, to others requesting to include their securities in such registration statement.
8.2 Registration Procedures. Should a U.S. registration be effected by the Company or its successor entity that includes an Investor’s Registrable Securities, the Company shall:
(a) keep such registration effective for a period of time ending on the earlier of the date that is sixty (60) days from the effective date of the registration statement or such time as the Investor or Investors have completed the distribution described in the registration statement relating thereto;
(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;
(c) furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as an Investor from time to time may reasonably request;
(d) use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities laws of such jurisdiction within the U.S. as shall be reasonably requested by the Investor; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(e) notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(f) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(g) cause all such Registrable Securities registered pursuant to this Section 8.2 to be listed on each U.S. securities exchange on which similar securities issued by the Company are then listed;
(h) make and keep public information regarding the Company or its successor available as those terms are understood and defined in Rule 144 under the Securities Act; and
(i) file with the SEC in a timely manner all reports and other documents required of the Company or its successor under the Securities Act and the Exchange Act.
8.3 Indemnification. For the purpose of this Section 8.3:
(i) the term “Selling Stockholder” means the Investor and any affiliate of such Investor;
(ii) the term “Registration Statement” shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, and any exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and
(iii) the term “untrue statement” for purposes of Section 8.3(d) hereof shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any breach of the representations or warranties of the Company contained herein or failure to comply with the covenants and agreements of the Company contained herein, (ii) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 8.2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred as reasonably documented by the Selling Stockholder.
(b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 8.2 hereof respecting sale of the Shares, (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or (iii) any breach of the representations and warranties of the Investor contained in Section 6 of this Agreement; provided that Investor’s obligation to indemnify the Company shall be limited to the net amount received by the Investor from the sale of the Shares.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 8.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 8.3 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 8.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.
(d) If the indemnification provided for in this Section 8.3 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor, as well as any other Selling Stockholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor or other Selling Stockholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investor and other Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Investor shall not be required to contribute any amount in excess of the amount by which the net amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor’s obligations in this subsection to contribute shall be in proportion to its sale of Shares to which such loss relates and shall not be joint with any other Selling Shareholders.
(e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy in the United States as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 8.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8.3 and further agree not to attempt to assert any such defense.
8.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 8 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such shares, at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act, or at such time when such Shares have been sold on the ASX.

8.5 Restrictions on Transfer.
The Investor expressly agrees that any sale by the Investor of Shares pursuant to the Registration Statement shall be sold in a manner described under the caption “Plan of Distribution” in such Registration Statement and the Investor will deliver a copy of the Prospectus contained in the Registration Statement to the purchaser or purchasers, directly or through the Investor’s broker, in connection with such sale, in each case in compliance with the requirements of the Securities Act and Exchange Act applicable to such sale. The Investor further agrees that the Shares will only be sold while the Registration Statement is effective, unless another exemption from registration is available.
9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified mail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or electronic mail, or (B) if delivered from outside the United States, by International Federal Express (or other recognized international express courier) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express (or other recognized international express courier), two business days after so mailed, or (iv) if delivered by facsimile or electronic mail, upon electronic confirmation of receipt and shall be delivered as addressed as follows:
(a)	if to the Company, to:
HeartWare Limited
14000 NW 57th Court
Miami Lakes FLORIDA USA 33014
Attn: Chief Financial Officer
Phone: +1 305 818 4123
Fax: +1 305 818 4111
(b)	with copies to:
Summer Street Research Partners
1 Beacon Street, 34th Floor
Boston, Massachusetts 02108
Phone: (617) 532-6409
Fax: (617) 507 8534
(c)	if to the Investor, at its address on the Securities Purchase Agreement to which these Terms and Conditions are attached, or at such other address or addresses as may have been furnished to the Company in writing in accordance with this Section 9.
Notwithstanding anything in this Agreement to the contrary, (a) the Company may deliver any documents, information or notices required to be delivered to an Investor under this Agreement by email, in any recognized electronic format, including Portable Document Format (PDF) or Microsoft Word document format, and (b) with respect to any documents, exhibits, filings, furnishings or other submissions publicly available on the ASX website (each, an “ASX Filing”), such ASX Filing shall be deemed furnished by the Company to such Investor, in each case as of the date first publicly available on the ASX.
10. Changes. This Agreement may be modified, amended or waived only pursuant to a written instrument signed by the Company and (a) Investors holding a majority of the Shares issued and sold in the Offering, provided that such modification, amendment or waiver is made with respect to all Agreements and does not adversely affect the Investor without adversely affecting all Investors in a similar manner; or (b) the Investor.
11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law.
14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior understandings or agreements concerning the purchase and sale of the Shares and the resale registration of the Shares.
16. Confidential Information.
(a) The Investor represents to the Company that, at all times during the Company’s offering of the Shares, the Investor has maintained in confidence all non-public information regarding the Company received by the Investor from the Company or its agents, including without limitation, the existence of the transactions contemplated therein, and covenants that it will continue to maintain in confidence such information until such information (a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process), provided, however, that before making any use or disclosure in reliance on this subparagraph (b) the Investor shall give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any non-public information so furnished.
(b) The Company shall on the Closing Date, or on the following business day of the Closing Date, issue a press release disclosing the material terms of the transactions contemplated hereby (including at least the number of Shares sold and proceeds therefrom). The Company shall not publicly disclose the name of Investor, or include the name of Investor in any filing with any regulatory agency or stock exchange without the prior written consent of Investor except to the extent such disclosure is required by law or the regulations of any applicable stock exchange.
17. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
18. Expenses. The parties shall pay their own legal and other expenses in connection with the preparation, negotiation and execution of the Agreements and the consummation of the transactions contemplated herein.